Exhibit 10.18

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

MEMBRANE & MEA PURCHASE AGREEMENT

This Membrane & MEA Purchase Agreement (“Agreement”) is effective this 1st day of September, 2004, by and between Hoku Scientific, Inc., a Hawaii corporation located at 2153 North King Street, Suite 300, Honolulu, Hawaii 96819 USA (“HOKU”), and Nissan Motor Co., Ltd. located at 2 Takara-cho, Kanagawa-ku, Yokohama, Kanagawa 220-8623 Japan (“NISSAN” and, together with HOKU, the “Parties”).

BACKGROUND & PURPOSE

HOKU and NISSAN are parties to an MEA Engineering Agreement of even date herewith (the “Engineering Agreement”), pursuant to which HOKU and Nissan are partnering to develop the Final MEA Product for use in NISSAN Fuel Cells.

Subject to the terms set forth herein, in connection with the work to be performed pursuant to the Engineering Agreement, NISSAN desires HOKU to produce and deliver HOKU Membrane and Automotive HOKU MEA to NISSAN.

For good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties agree as follows:

AGREEMENT

1. Definitions. All capitalized terms not otherwise defined herein shall have the meaning set forth in the Engineering Agreement.

1.1. “Full-scale HOKU Membrane” means approximately [ * ] of HOKU Membrane.

1.2. “Full-scale Automotive HOKU MEA” consists of Automotive HOKU MEA with Full-scale HOKU Membrane, an approximately [ * ] active Electrode area, and a gas diffusion layer (GDL)

1.3. “Sub-scale HOKU Membrane” is [ * ] of HOKU Membrane.

1.4. “Sub-scale HOKU CCM” consists of Sub-scale HOKU Membrane coated on each side with [ * ] of Catalyst. HOKU CCM is a 3-layer HOKU MEA.

1.5. “Sub-scale Automotive HOKU MEA” consists of Automotive HOKU MEA with Sub-scale HOKU Membrane, a [ * ] active Electrode area, and a gas diffusion layer (GDL).

2. Confidentiality; Extension of Confidentiality Agreement Term.

2.1. Without limiting the terms of the Confidentiality Agreement, the terms of this Agreement and all information and materials disclosed by the Parties pursuant to this Agreement shall be deemed Confidential Information as defined in the Confidentiality Agreement.

2.2. Notwithstanding Section 2.1 above, NISSAN may disclose Confidential Information as defined in the Confidentiality Agreement to NISSAN Affiliates and RENAULT; provided, however, that (i) NISSAN shall disclose to HOKU the names of all such NISSAN Affiliates that have received Confidential Information, (ii) NISSAN shall impose on NISSAN Affiliates and RENAULT the

HOKU Initials & Date /s/ DS Sept. 10, 2004	NISSAN Initials & Date /s/ HT Sept. 6, 2004

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

same confidentiality obligations as NISSAN owes herein and pursuant to the Confidentiality Agreement, and (iii) NISSAN shall be liable for any breach of the terms of the Confidentiality Agreement by RENAULT or the NISSAN Affiliates.

3. Automotive HOKU MEA Production. NISSAN may submit written purchase orders for the unit volume per each type of unit of Automotive HOKU MEA and HOKU Membrane that is listed in the column labeled “Unit Description” on Exhibit A, and HOKU shall produce the quantity of Automotive HOKU MEA and HOKU Membrane specified on the NISSAN purchase order.

3.1. NISSAN Components. NISSAN may request that NISSAN GDL or NISSAN Catalyst be included in HOKU MEA. Addition of NISSAN components shall be limited to NISSAN GDL and NISSAN Catalyst. Such components must be supplied to HOKU at NISSAN’S expense in a timely manner. HOKU shall include such components in HOKU MEA on a best efforts basis.

3.1.1. Delivery Date. The Parties will discuss and settle on a mutually acceptable delivery date relative to the quantity of product ordered by NISSAN and the production capacity of HOKU

3.2. Delivery to HOKU Facility. Unless otherwise specified in accordance with Section 3.3 below, all Automotive HOKU MEA and HOKU Membrane produced pursuant to Section 3 above shall be delivered to the HOKU Facility for evaluation at the HOKU Facility to assess the progress towards meeting the Step 1 Goals pursuant to the Engineering Agreement.

3.3. Delivery to NISSAN Facility.

3.3.1. Delivery to NISSAN Facility. NISSAN may request in writing the delivery of Automotive HOKU MEA and HOKU Membrane for testing at a NISSAN Facility, and HOKU shall, subject to the conditions set forth in Section 3.3.2 below, be required to deliver such Automotive HOKU MEA or HOKU Membrane to such NISSAN Facility on the applicable delivery date specified in Section 3.1 above. In providing the HOKU MEA and HOKU Membrane to NISSAN, this transfer of materials constitutes a limited non-exclusive license to NISSAN to test and evaluate the HOKU MEA and HOKU Membrane as set forth in this Agreement.

3.3.2. Conditions for Delivery to NISSAN Facility. In addition to the matters set forth above, the following conditions must be satisfied for all deliveries of Automotive HOKU MEA and HOKU Membrane to any NISSAN Facility pursuant to Section 3.3.1 above:

(a) HOKU shall have an opportunity to review and approve (such approval not to be unreasonably withheld) any NISSAN testing protocol at least ten (10) days prior to the scheduled delivery of Automotive HOKU MEA or HOKU Membrane to a NISSAN Facility.

(b) HOKU shall be notified of the exact location of the NISSAN Facility where such testing will take place, and HOKU shall be entitled (but not required) to send up to two (2) members of its research team (“HOKU Personnel”) to witness any such testing of Automotive HOKU MEA and HOKU Membrane at the NISSAN Facility upon mutual agreement by the Parties.

(c) Immediately after testing is completed, all samples of Automotive HOKU MEA and HOKU Membrane delivered to a NISSAN Facility shall be returned to HOKU or destroyed by incineration in the presence of the HOKU Personnel.

HOKU Initials & Date /s/ DS Sept. 10, 2004	NISSAN Initials & Date /s/ HT Sept. 6, 2004

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

(d) HOKU shall be provided with a written copy of the results of any testing by NISSAN of HOKU MEA and HOKU Membrane.

4. Intellectual Property. NISSAN, as recipient of HOKU Membrane and HOKU MEA, does not acquire any right, title or interest in HOKU Membrane or HOKU MEA extending beyond the limited grant in Section 3.3.1 above. No rights are granted to NISSAN to use HOKU MEA or HOKU Membrane for purposes of sale, consultation, provision of services, or any other commercial purposes under this Agreement. This Agreement does not restrict the right of HOKU to distribute HOKU MEA and HOKU Membrane to other commercial or non-commercial entities. HOKU has no obligation to grant a license to NISSAN, and HOKU may grant exclusive or nonexclusive licenses to others who may be purchasing, investigating, testing, evaluating or using HOKU MEA and HOKU Membrane.

5. Relationship of the Parties. Neither Party shall be under any legal obligation of any kind whatsoever to the other Party except for the matters specifically agreed to herein and in the Engineering Agreement. Nothing contained in this Agreement shall be construed as constituting the relationship of the Parties to be one of agent/principal, partner, joint-venture or employer/employee, or cause any Party to be liable for any of the debts or obligations of the other, nor shall any Party have the right or authority to act for, incur any liability or obligation of any kind, express, or implied, in the name of or on behalf of any other Party hereto. This Agreement is non-exclusive, and either Party remains free to negotiate or enter into similar relationships with others.

6. No Analysis. NISSAN agrees not to make or have made any analysis, observation of the chemical composition and/or physical characteristics or to perform any experiment on HOKU MEA or HOKU Membrane, without the prior written consent of HOKU, except as specifically set forth in this Agreement. The Parties agree that the damages resulting from a breach of this Section 6 are difficult measure, and compensation for such damages shall be separately discussed by the Parties taking into consideration the scale of damage HOKU may suffer, on case-by-case basis.

7. Costs & Compensation.

7.1. Except as set forth in Section 7.2 below, each Party shall bear its own costs and expenses incurred in connection with such Party’s performance under this Agreement.

7.2. As payment for the Automotive HOKU MEA and HOKU Membrane to be produced by HOKU pursuant to Section 3 above, NISSAN shall pay HOKU the following:

7.2.1. Cash payment of One Million Three Hundred Thousand U.S. Dollars ($1,300,000) upon execution of this Agreement as a non-refundable (except as set forth in Section 9.3.1) pre-payment for Automotive HOKU MEA and HOKU Membrane to be ordered by NISSAN during the term of this Agreement.

7.2.2. With regard to payment by NISSAN set forth in Sections 7.2.1, HOKU shall deliver to NISSAN an invoice and NISSAN shall, until the payment date described in such invoice from HOKU, pay HOKU the cost specified in the invoice.

7.3. NISSAN shall pay HOKU for all Automotive HOKU MEA and HOKU Membrane that is ordered by NISSAN in excess of the amounts pre-paid in accordance with Section 7.2.1. The price per unit of Automotive HOKU MEA and HOKU Membrane shall be equal to the price quoted on Exhibit A for the equivalent unit and volume of Automotive HOKU MEA and HOKU Membrane, as applicable, which is produced during the applicable production timeframe referenced on Exhibit A. Notwithstanding the foregoing, HOKU shall have no obligation to produce or deliver, as

HOKU Initials & Date /s/ DS Sept. 10, 2004	NISSAN Initials & Date /s/ HT Sept. 6, 2004

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

applicable, such additional quantities of Automotive HOKU MEA or HOKU Membrane. All payments by NISSAN pursuant to this Section 7.3 shall be made to HOKU within sixty (60) days after delivery of an invoice for such additional quantities of Automotive HOKU MEA and HOKU Membrane.

8. Press Releases & Marketing Materials. Neither Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior approval of the other Party, which shall not be unreasonably withheld. Notwithstanding the foregoing, HOKU may, without the consent of NISSAN, (a) issue a press release disclosing in general terms that HOKU is working with NISSAN to supply MEA and Membrane for NISSAN Fuel Cells, without disclosing any material terms of this Agreement; and (b) disclose the material terms of this Agreement to its current shareholders, business partners, and prospective investors and lenders.

9. Miscellaneous.

9.1. Term. The term of this Agreement shall commence on the date referenced above (the “Effective Date”) and shall continue until March 31, 2005 unless earlier terminated in accordance with Section 9.2 below. The term may be extended beyond March 31, 2005 by mutual written agreement of the Parties.

9.2. Termination. This Agreement may be terminated by either Party upon written notice to the other Party.

9.3. Rights Upon Termination.

9.3.1. If HOKU terminates this Agreement for any reason, other than a material breach by NISSAN of the covenants of this Agreement, then HOKU shall refund to NISSAN any pre-paid amount for HOKU MEA and HOKU Membrane that has not been delivered to NISSAN as of the date of such termination.

9.3.2. If NISSAN terminates this Agreement for any reason, other than what is detailed in Section 9.3.3 below, then NISSAN shall not be entitled to a refund of any pre-payment for HOKU MEA and HOKU Membrane; and NISSAN shall pay HOKU all unpaid amounts for HOKU Membrane and Automotive HOKU MEA pursuant to purchase orders received from NISSAN prior to such termination.

9.3.3. If NISSAN terminates both the Engineering Agreement pursuant to Section 10.2.2(b) of the Engineering Agreement and this Agreement, then HOKU shall refund to NISSAN any pre-paid amount for HOKU MEA and HOKU Membrane that has not been delivered to NISSAN as of the date of such termination.

9.4. Force Majeure. Neither Party shall be liable in damages, and the provisions of Section 9.3 shall not be applicable if either Party terminates this Agreement if such termination is caused by conditions beyond that Party’s control including, but not limited to acts of God, government restrictions (including the denial or cancellation of any export or other necessary license), wars, insurrections or terrorism.

9.5. Severability. If any provision of this Agreement shall be held invalid by any court of competent jurisdiction, such provision shall be modified to the extent necessary to make it enforceable or, if necessary, shall be inoperative, and the remainder of this Agreement shall remain binding upon the Parties hereto.

HOKU Initials & Date /s/ DS Sept. 10, 2004	NISSAN Initials & Date /s/ HT Sept. 6, 2004

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

9.6. Counterparts. This Agreement may be executed in several counterparts, including counterparts transmitted by telecopier, telefax, or any similar means of electronic transmission, each of which shall be an original, and all of which together shall constitute but one and the same instrument.

9.7. No Third Party Beneficiaries. This Agreement confers no rights whatsoever upon any persons, other than the Parties hereto.

9.8. Waiver. No failure on the part of any Party to exercise, and no delay in exercising, any right hereunder shall operate as waiver thereof, nor shall any single or partial exercise of any right hereunder by any Party preclude any other or further exercise of any other right and no waiver shall be valid unless in a signed writing, and then only to the extent specifically set forth in such writing. No waiver of any right hereunder shall operate as a waiver of any other or of the same or similar right on another occasion.

9.9. Disputes

9.9.1. Amicable Resolution. HOKU and NISSAN mutually desire that friendly collaboration will develop between the Parties. Accordingly, the Parties shall try to resolve in a friendly manner all disagreements and misunderstandings connected with each Party’s respective rights and obligations under this Agreement, including any amendments hereof.

9.9.2. Mediation and Alternate Dispute Resolution. Except for disputes with respect to intellectual property which must be submitted to a court of competent jurisdiction, to the extent that any misunderstanding or dispute cannot be resolved agreeably in a friendly manner, the dispute will be mediated by a mutually-acceptable mediator to be chosen by HOKU and NISSAN within forty-five (45) days after written notice by one of the parties demanding mediation. Neither Party may unreasonably withhold consent to the selection of a mediator, however, by mutual agreement either HOKU or NISSAN may postpone mediation until each has completed specified but limited discovery with respect to a dispute. The parties may also agree to attempt some other form of alternative dispute resolution (“ADR”) in lieu of mediation, including by way of example and without limitation neutral fact-finding or a mini-trial. Any mediation or ADR under this Agreement shall take place in the County of Santa Clara, State of California, U.S.A. The Federal Rules of Civil Procedure and Evidence shall exclusively apply in any mediation or ADR between the Parties pursuant to this Agreement.

Any dispute, other than a dispute with respect to intellectual property which must be submitted to a court of competent jurisdiction, which the Parties cannot resolve through negotiation, mediation or other form of ADR within six months of the date of the initial demand for it by one of the Parties may then be submitted to the courts for resolution. The use of any ADR procedures will not be construed under the doctrines of laches, waiver or estoppel to affect adversely the rights of either party. Nothing in this Section 9.9.2 will prevent either Party from resorting to judicial proceedings (subject to Section 9.10 below) if (i) good faith efforts to resolve the dispute under these procedures have been unsuccessful or (ii) interim relief from a court is necessary to prevent serious and irreparable injury to one party or to others.

9.9.3. Attorney’s Fees. If any action at law or in equity (including mediation or ADR) is necessary to enforce or interpret the terms of this Agreement the prevailing Party shall be entitled to reasonable attorneys’ fees, costs and disbursements in addition to any other relief to which such Party may be entitled.

9.10. Consent to Jurisdiction and Forum Selection. The parties hereto agree that all actions or proceedings arising in connection with this Agreement that result in judicial proceedings in

HOKU Initials & Date /s/ DS Sept. 10, 2004	NISSAN Initials & Date /s/ HT Sept. 6, 2004

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

accordance with Section 9.9 (inclusive) of this Agreement shall be tried and litigated exclusively in the state and federal courts located in the County of Santa Clara, State of California, U.S.A. The aforementioned choice of venue is intended by the parties to be mandatory and not permissive in nature, thereby precluding the possibility of litigation between the parties with respect to or arising out of this Agreement in any jurisdiction other than that specified in this paragraph. Each party hereby waives any right it may have to assert the doctrine of forum non conveniens or similar doctrine or to object to venue with respect to any proceeding brought in accordance with this paragraph, and stipulates that the state and federal courts located in the County of Santa Clara, State of California, U.S.A. shall have in personam jurisdiction and venue over each of them for the purpose of litigating any dispute, controversy, or proceeding arising out of or related to this Agreement. Each party hereby authorizes and accepts service of process sufficient for personal jurisdiction in any action against it as contemplated by this paragraph by registered or certified mail, return receipt requested, postage prepaid, to its address for the giving of notices as set forth in this Agreement. Any final judgment rendered against a party in any action or proceeding shall be conclusive as to the subject of such final judgment and may be enforced in other jurisdictions in any manner provided by law.

9.11. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws (and not the laws of conflicts) of the State of California, U.S.A.

9.12. Notices. Notices required or appropriate to be given under this Agreement shall be given by hand delivery or facsimile or electronic mail transmission and by certified mail return receipt requested, to the following address or in such other manner as shall be agreed to in writing by the Parties.

If to NISSAN:	If to HOKU:

NISSAN MOTOR CO., LTD.

1, Natsushima-cho, Yokosuka-shi

Kanagawa 220-8623 Japan

Facsimile:            +81-46-866-5336

Phone:                 +81-46-867-5176

E-mail:                  h-tamura@mail.nissan.co.jp

Attn: Hideyuki Tamura, General Manager

HOKU SCIENTIFIC, INC. 2153 N. King Street, Suite 300 Honolulu, HI 96819 USA Facsimile: (808) 845-7807 Phone: (808) 845-7800 E-mail: dshindo@hokusci.com Attn: Dustin Shindo, Chairman & CEO

9.13. Headings. The Section headings contained in this Agreement are not part of this Agreement, are for the convenience of reference only and shall not affect the meaning, construction or interpretation of this Agreement.

9.14. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of each of the Parties hereto and their respective successors and assigns.

9.15. Assignment. This Agreement may not be assigned by either Party without the prior written consent of the other Party; provided, however, that this Agreement may be assigned by HOKU without the consent of NISSAN if such assignment is in connection with an Acquisition of HOKU.

9.16. Integration of Prior Agreements; Amendment. Except as set forth in Section 2 above, this Agreement and the Engineering Agreement set forth the entire understanding of the Parties regarding the matters set forth herein and supercedes all prior agreements, whether oral or written, regarding the subject matter hereof. Any amendment to this Agreement must be in writing and signed by the Parties.

HOKU Initials & Date /s/ DS Sept. 10, 2004	NISSAN Initials & Date /s/ HT Sept. 6, 2004

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

9.17. Warranty Disclaimer. HOKU MEA AND HOKU MEMBRANE DELIVERED TO NISSAN ARE PROVIDED AS IS, WITHOUT ANY WARRANTY OF MERCHANTIBILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER WARRANTY, EXPRESS OR IMPLIED. HOKU MAKES NO REPRESENTATION OR WARRANTY THAT THE USE OF THE HOKU MEA OR HOKU MEMBRANE WILL NOT INFRINGE ANY PATENT OR OTHER PROPRIETARY RIGHT OF A THIRD PARTY. THE HOKU MEA AND HOKU MEMBRANE SAMPLES SHALL BE USED SOLELY FOR THE PURPOSES STATED IN THIS AGREEMENT.

9.18. Limitation of Damages. EXCEPT FOR A BREACH OF SECTION 6, WHICH PROVIDES FOR AN AMOUNT OF LIQUIDATED DAMAGES SET FORTH THEREIN, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR SPECIAL OR CONSEQUENTIAL DAMAGES, INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOST PROFITS OR LOST OPPORTUNITIES.

9.19. Survival. The following provisions of this Agreement shall survive its termination or expiration: Sections 2, 4 (inclusive), 5, 6, 7, 8, 9.3, 9.9 (inclusive), 9.10, 9.11, 9.17 and 9.18.

(Signature Page Immediately Follows)

HOKU Initials & Date /s/ DS Sept. 10, 2004	NISSAN Initials & Date /s/ HT Sept. 6, 2004

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

IN WITNESS WHEREOF, the Parties have executed this Membrane & MEA Purchase Agreement as of the date first set forth above.

NISSAN:		HOKU:

NISSAN MOTOR CO., LTD.		HOKU SCIENTIFIC, INC.

By:	/s/ Hideyuki Tamura	By:	/s/ Dustin M. Shindo
Name:	Hideyuki Tamura	Name:	Dustin M. Shindo
Title:	General Manager Technology Research Laboratory No. 2	Title:	Chairman & CEO

Nissan Motor Co., Ltd. Authorized Signatory		Hoku Scientific, Inc. Authorized Signatory

SIGNATURE PAGE TO MEMBER & MEA PURCHASE AGREEMENT

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

EXHIBIT A

HOKU MEA & MEMBRANE PRICING SCHEDULE

Unit Description	Production Timeframe	Unit Volume	Unit Price
Sub-scale Automotive HOKU MEA	September 2004 – March 2005	[ * ]	[ * ]
Full-scale Automotive HOKU MEA	September 2004 – March 2005	[ * ]	[ * ]
Sub-scale HOKU CCM	September 2004 – March 2005	[ * ]	[ * ]
Sub-scale HOKU Membrane	September 2004 – March 2005	[ * ]	[ * ]
Full-scale HOKU Membrane	September 2004 – March 2005	[ * ]	[ * ]

HOKU Initials & Date /s/ DS Sept. 10, 2004	NISSAN Initials & Date /s/ HT Sept. 6, 2004

EXHIBIT A-1